CONSENT OF INDEPENDENTPETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we consent to all references to Harper & Associates, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in Brinx Resources Ltd.'s Annual Report on Form 10-K for the year ended October 31, 2014 to be filed with the U.S. Securities and Exchange Commission.

HARPER & ASSOCIATES, INC.
By: __________________________________
        G. Michael Harper, President
         P. E. 34481 TX

Fort Worth, Texas
Dated:  January 27, 2015